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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Media General, Inc., of our report dated January 25, 2000, included in the 1999 Annual Report to Stockholders of Media General, Inc.

Our audits also included the financial statement schedule of Media General, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our report dated January 25, 2000, with respect to the consolidated financial statements of Media General, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Media General, Inc., included in this Annual Report (Form 10-K) of Media General, Inc., for the fiscal year ended December 26, 1999.

     Registration Statement Number              Description
     -----------------------------              -----------

                 2-56905                          Form S-8
                33-29478                          Form S-8
                33-23698                          Form S-8
                33-26853                          Form S-8
                33-52472                          Form S-8
               333-16731                          Form S-8
               333-16737                          Form S-8
               333-69527                          Form S-8


                                                               Ernst & Young LLP

Richmond, Virginia
March 23, 2000